Exhibits


Item 77Q1(a)
The Registrant's Amended and Restated Establishment and Designations of Series dated May 23, 2017 and August 9, 2017, respectively, are included in in Post-Effective Amendment No. 100 to the Registration Statement on
Form N-1A of SunAmerica Series Trust (File No. 33-52742), which became effective on August 16, 2017, pursuant to Rule 485(b) of the Securities
 Act of 1933, as amended, and is incorporated herein by reference (SEC Accession No. 0001193125-17-259961).

Item 77Q1(d)
The Registrant's Amended and Restated Establishment and Designations of Series dated May 23, 2017 and August 9, 2017, respectively, Distribution Plan
Pursuant to Rule 12b-1 (Class 1 shares), and Distribution and Service
Plan Pursuant to Rule 12b-1 (Class 3 shares) with respect to each of the Registrant's Portfolios is included in in Post-Effective Amendment No.
 100 to the Registration Statement on Form N-1A of SunAmerica Series
Trust (File No. 33-52742), which became effective on August 16,
2017, pursuant to Rule 485(b) of the Securities Act of 1933, as amended, and is incorporated herein by reference (SEC Accession No. 0001193125-17-259961).

Item 77Q1(e)
The Investment Advisory and Management Agreement between SunAmerica Asset Management, LLC ("SunAmerica") and the Registrant on behalf of each of the Registrant's Portfolios, the Subadvisory Agreement between SunAmerica and QS Investors, LLC ("QS'), Sub-Subadvisory Agreement between QS and Brandywine
 Global Investment Management, LLC, Sub-Subadvisory Agreement between QS and ClearBridge Investments, LLC, and Sub-Subadvisory Agreement between QS and Western Asset Management Company are included in in Post-Effective Amendment No. 100 to the Registration Statement on Form N-1A of SunAmerica Series Trust (File No. 33-52742), which became effective on August 16, 2017, pursuant to Rule 485(b) of the Securities Act of 1933, as amended, and is incorporated herein by reference (SEC
Accession No. 0001193125-17-259961).